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                              ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders
Kinetic Concepts, Inc.:

We consent to the incorporation by reference, in the registration statements listed below, of our report dated September 23, 1994, with respect to the statements of assets acquired and liabilities assumed of KCI Medical Services, a division of KCI Therapeutic Services, Inc., a wholly-owned subsidiary of Kinetic Concepts, Inc., as of December 31, 1993 and 1992, and the related statements of operations before income taxes for each of the years in the three-year period ended December 31, 1993 pursuant to the asset purchase agreement, which report appears in the Form 8-K/A of MEDIQ Incorporated and subsidiaries dated December 14, 1994.

     Registration Statement No. 33-13122 on Form S-8
     Registration Statement No. 33-11042 on Form S-8
     Registration Statement No. 33-10208 on Form S-4
     Registration Statement No. 33-09746 on Form S-4
     Registration Statement No. 33-16802 on Form S-8
     Registration Statement No. 33-5089 on Form S-2
     Registration Statement No. 33-47416 on Form S-8

KPMG Peat Marwick LLP

San Antonio, Texas
December 14, 1994